Exhibit 3




                                OPTION AGREEMENT


                                 by and between


                            WINGRA TECHNOLOGIES, LLC

                      a Wisconsin limited liability company

                           (hereinafter the "Company")

                                       and

                                -----------------


                           (hereinafter the "Holder")


                              to purchase Units of

                            WINGRA TECHNOLOGIES, LLC






         THIS OPTION AGREEMENT, AND THE UNITS WHICH MAY BE PURCHASED IN
        ACCORDANCE HEREWITH, CONSTITUTE SECURITIES. NEITHER THIS OPTION
          AGREEMENT NOR THE UNITS WHICH MAY BE PURCHASED IN ACCORDANCE
         HEREWITH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
         (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE
           TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY RAVE BEEN
             REGISTERED UNDER THE ACT AND UNDER ALL APPLICABLE STATE
              SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION IS
                                   AVAILABLE.

         This Option Agreement is entered into as of the first day of March, by and between Wingra Technologies, LLC (the "Company") and ___________ (the "Holder").

         WHEREAS, the Company wishes to grant to the Holder, and the Holder wishes to obtain from the Company, an option to purchase Units ' of the Company (as the term "Units" is defined in the Company's Operating Agreement, as amended and/or restated from time to time (the "Operating Agreement")) upon the terms and conditions set forth herein; and

         WHEREAS, as of the date hereof, the Company is indebted to Holder in the principal sum of ___________________ ($___________________) and the Company
has delivered to the Holder its promissory note (the "Note") in such principal amount, and dated as of the date hereof, evidencing such debt; and

         WHEREAS, the Company and the Holder intend that any amount (or portion thereof) outstanding upon the Note may, at the Holder's option, be applied toward payment of any portion of the exercise price of any of the Units elected to be purchased, in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, The Company hereby grants to the Holder the following option (the "Option"):

         1. _______ Grant of Option. Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company at the option price of ___________________ Dollars ($___________________) per Unit, and pursuant to the terms and provisions set forth herein, an aggregate of ___________________ (___________________) Units of
the Company.

         The Holder shall have the right and option to purchase any or all of the Units with respect to which this Option is vested, upon notice and payment of the exercise price as set forth hereinafter, and such right and option to purchase shall continue until it expires by lapse of time or as otherwise provided in this Option.

         2. Vesting. This Option is immediately vested with respect to all Units to which Holder is granted an option as set forth herein.

         3. Term. In no event shall this Option be exercisable as to any Units after the earlier to occur of the following:

         (a) ___________________;

         (b) Payment of the entire balance of the Note;

         (c) The death of the Holder if, as a result of such death, the rights in this Option transfer by operation of law to a person or entity who does not qualify as an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended; or

         (d) The bankruptcy of the Holder.

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

         4. Exercise of Option. This Option shall be exercised by the delivery of written notice to the Company setting forth the number of Units with respect to which the Option is being exercised together with (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company in the amount of the exercise price for such number of Units, or (b) a written designation of the amount of the outstanding balance of the Note (whether or not such amount is then due) which the Holder wishes to have credited toward payment of the exercise price for such Units, together with (if applicable) cash, certified check, bank draft or postal or express money order payable to the order of the Company in the amount (if any) of the balance of the exercise price for such number of Units. Such notice shall specify the address to which the certificates for such Units are to be mailed. Upon delivery to the Holder by the Company of Units with respect to which this Option has been exercised, any amount of the purchase price designated by the Holder to have been paid by crediting the same against the outstanding balance of the Note shall be deemed paid against the Note as of the date the Holder made such designation.

         If the Holder exercises this Option and pays the consideration with respect to such exercise as provided for and required by this Section 4, then the Holder shall become a Member of the Company with all the rights of a Member, and subject to all of the duties and obligations of a Member, as set forth in the Company's Operating Agreement.

         5. Certificate for Units. Upon the exercise by the Holder of the Holder's right to purchase any Units hereunder, the Company shall promptly deliver to the Holder at the address specified pursuant to Section 4 hereof, a certificate or certificates for the number of Units with respect to which this Option has been exercised; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent shall have deposited such certificate or certificates in the United States mail, addressed to the Holder, at the address so specified; and further provided that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the matter shall require the Company or the Holder to take any action in connection with the Units then being -purchased, the date of the delivery of the certificates. for such Units shall be extended for the period necessary to take and complete such action.

         6. Changes in Company's Capital Structure. The existence of this Option shall not affect in any way the right or power of the Company or its Board of Directors to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference units ahead of or affecting the Units of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other company act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of Units or other capital readjustment, the payment of a Unit dividend, or other increase or reduction of the number of Units of the Company outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per Unit exercise price of the Units subject to this Option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same aggregate consideration, the same total number and class of Units of the Company as he would have received as a result of the event requiring the adjustment had he exercised this Option in full immediately prior to such event.

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

         After a merger of one or more companies into the Company, or after a consolidation of the Company and one or more companies in which the Company shall be the surviving company, the Holder shall, at no additional cost, be entitled upon exercise of this Option to receive in lieu of the number of Units of the Company as to which this Option shall then be so exercised, the number and class of Units of or other securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of Units of the Company equal to the number of Units as to which this Option shall then be so exercised.

         If the Company is merged into or consolidated with another company under circumstances where the Company is not the surviving company, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another entity while this Option remains outstanding, this Option shall continue to be fully vested and exercisable until its scheduled expiration date; and the Holder shall be entitled, upon exercise thereof (whether before or after the effective date of such merger, consolidation, liquidation or sale), to receive in lieu of Units, consideration identical to that which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, liquidation or sale if, immediately prior to such merger, consolidation, liquidation or sale, the Holder had been the holder of record of a number of Units equal to the number of Units as to which this Option shall then be so exercised.

         In the event of a cash-out merger, whether or not the Company is the surviving company, this Option shall, (a) if exercised, be cashed out in the same manner as Units which would have previously been acquired pursuant to an exercise of this Option Agreement had such an exercise previously been permitted and occurred, and (b) if not exercised, shall terminate as of the effective date of such cash-out merger.

         Except as hereinbefore expressly provided, the issue by the Company of Units or securities convertible into Units, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Units or obligations of the Company convertible into such Units or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Units then subject to this Option.

         7. No Rights as Unit Holder. No person shall, by virtue of the granting of this Option to the Holder, be deemed to be a holder of any Units purchasable under this Option or to be entitled to the rights or privileges of a holder of such Units unless and until this Option has been exercised with respect to such Units and they have been transferred pursuant to such exercise.

         8. Reservation and Delivery of Units. The Company shall, at all times while any portion of this Option is outstanding, maintain a sufficient number of authorized Units to satisfy the requirements of this Option; shall comply with the terms of this Option promptly upon exercise of this Option; and shall pay all fees or expenses which the Company may incur in connection with the issuance and delivery of Units pursuant to the exercise of this Option.

         9. Non-Transferability of Options. This Option is not transferable by the Holder except for transfers occurring by operation of law upon the death of the Holder, provided that the transferee is an "accredited investor" as that term is defined in Rule 501 or Regulation D promulgated pursuant to the Securities Act of 1933, and, except as provided for in the foregoing portion of this sentence, no interest in this Option may (either directly, indirectly, by operation of law, or in any

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

other manner) be sold, assigned or pledged by the Holder; and the Company shall not be required to transfer any Units to any person or entity other than the Holder.

         10. Notices. Any and all notices or any other communication related to this Option shall be given in writing either by personal delivery, by a recognized courier service, or by registered or certified mail, return receipt requested, with postage prepaid, and addressed as set forth below, or to such other address for notice as either party shall have last furnished in writing to the other party.

         If to the Company

         Jan Eddy, President
         Wingra Technologies, LLC
         450 Science Drive, 1W
         Madison, Wisconsin 53711-1056

         If to the Holder:

         -------------------

         -------------------

         Any such communication shall be deemed delivered (i) in the case of personal or courier service delivery, on the date when so delivered; or (ii) in the case of certified or registered mail, three (3) days after the date when deposited in the United States mail with sufficient postage to effect such delivery.

         11. Operating Agreement. As a condition to the grant of this Option, if the Holder is not already a party to the Operating Agreement, upon exercise of this Option, the Holder shall execute and deliver to the Company, in addition to his notice exercising this Option and as a condition to the acceptance by the Company of any such exercise, an "Addendum to Amended and Restated Operating Agreement" in substantially the form of Addendum A attached hereto.

         12. Governing Laws. This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder shall not exercise this Option nor will the Company be obligated to issue any Units hereunder if the exercise of this Option or the issuance of such Units, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.

         13. Securities Representations and Warranties. The Holder warrants and represents as follows:

                  (a) The Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended;

                  (b) The Holder is acquiring rights pursuant to this Option Agreement for the Holder's own account, not as an agent or representative of others, and not with the intent to resell or otherwise distribute the option rights.

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

                  (c) In the event that the Holder acquires any Units pursuant to an exercise of the Holder's rights pursuant to this Option Agreement, such Units will be acquired for the Holder's own account, not as an agent or representative of others, and not with the intent to resell or otherwise distribute the Units.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant set forth below.

                                             WINGRA TECHNOLOGIES, LLC

                                             By:
                                                 ------------------------------
                                                    Jan Eddy, President

                                             HOLDER:

                                             -----------------------------------

                                             -------------------


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


                                   ADDENDUM A

                         ADDENDUM TO OPERATING AGREEMENT
                            WINGRA TECHNOLOGIES, LLC

         WHEREAS, the Members of Wingra Technologies, LLC, a Wisconsin limited liability company (the "Company"), have entered into an Operating Agreement (the "Operating Agreement") dated as of __________________________ [insert date of most recent Operating Agreement or restatement thereof and indicate any amendments and dates thereof, if applicable]; and

         WHEREAS, pursuant to the terms and provisions of an Option Agreement granted to the undersigned by the Company as of ___________________, the undersigned has exercised an option to acquire ____ [insert number] Units ( as the term "Unit" is defined in the Operating Agreement) of the Company; and

         WHEREAS, as a condition to the undersigned becoming a Member of the Company, the undersigned has agreed to execute this Addendum; and

         WHEREAS, the undersigned acknowledges that the undersigned has received and has thoroughly reviewed a copy of the Operating Agreement;

         NOW, THEREFORE, acknowledging consideration, the undersigned hereby acknowledges and agrees that the undersigned shall become a Member of the Company, effective upon the acceptance of this Addendum by the Company; that the undersigned shall be bound by all of the terms and provisions of the Operating Agreement to the same extent as if the undersigned were a signatory to the original Operating Agreement; and that the Units issued to the undersigned are subject to all of the terms and provisions of the Operating Agreement.

         Dated                      .
               ---------------------


                                             -----------------------------------

                                             -------------------

Accepted by Company:


--------------------------------------------
President

Date of acceptance:
                   -------------------------

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